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                                                                   EXHIBIT 23(d)


                          INVESTMENT ADVISORY AGREEMENT

      Agreement made as of September 20, 2001, between CAUSEWAY CAPITAL MANAGEMENT TRUST, a Delaware business trust ("Trust"), and CAUSEWAY CAPITAL MANAGEMENT LLC ("Causeway"), a Delaware limited liability company registered as an investment adviser under the Investment Advisers Act of 1940, as amended,

      WHEREAS the Trust is registered under the Investment Company Act of 1940, as amended ("Investment Company Act"), as an open-end management investment company, and currently has a single series of shares of beneficial interest, which corresponds to a distinct portfolio and is known as Causeway International Value Fund; and

      WHEREAS the Trust desires to retain Causeway as investment adviser to furnish investment advisory and portfolio management services to the Trust with respect to Causeway International Value Fund and any other series as to which this Agreement may hereafter be made applicable (each a "Series"), and Causeway is willing to furnish such services;

      NOW, THEREFORE, in consideration of the promises and mutual covenants herein contained, it is agreed between the parties hereto as follows:

      1. Appointment. The Trust hereby appoints Causeway as investment adviser of the Trust and each Series for the period and on the terms set forth in this Agreement. Causeway accepts such appointment and agrees to render the services herein set forth, for the compensation herein provided.

      2.    Duties as Investment Adviser.

      (a) Subject to the supervision of the Trust's Board of Trustees ("Board"), Causeway will provide a continuous investment program for a Series, including investment research and management with respect to all securities and investments and cash equivalents in the Series. Causeway will determine from time to time what securities and other investments will be purchased, retained or sold by the Series. Causeway may delegate to a sub-adviser, in whole or in part, Causeway's duty to provide a continuous investment management program with respect to any Series, including the provision of investment management services with respect to a portion of the Series' assets, in accordance with paragraph 4 of this Agreement.

      (b) Causeway agrees that in placing orders with brokers, it will attempt to obtain the best net result in terms of price and execution; provided that, on behalf of any Series, Causeway may, in its discretion, use brokers who provide the Series with research, analysis, advice and similar services to execute portfolio transactions on behalf of the Series, and Causeway may pay to those brokers in return for brokerage and research services a higher commission than may be charged by other brokers, subject to Causeway's determining in good faith that such commission is reasonable in terms either of the particular transaction or of the overall responsibility of Causeway to such Series and its other clients and that the total commissions paid by such Series will be reasonable in relation to the benefits to the Series over the long term. In no instance will portfolio securities be purchased from or sold to Causeway, or any affiliated person thereof, except in accordance with the federal securities laws and the rules and regulations thereunder, or any applicable exemptive orders. Whenever Causeway simultaneously places orders to purchase
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or sell the same security on behalf of a Series and one or more other accounts advised by Causeway, such orders will be allocated as to price and amount among all such accounts in a manner believed to be equitable to each account. The Trust recognizes that in some cases this procedure may adversely affect the results obtained for the Series. Causeway may (but is not obligated to) aggregate purchase and sale orders for a Series with similar orders being made simultaneously for other accounts of Causeway to seek the efficiencies that may be available for larger transactions. Causeway will not aggregate transactions unless it believes that aggregation is consistent with its duty to seek best execution.

      (c) Causeway will oversee the maintenance of all books and records with respect to the securities transactions of each Series, and will furnish the Board with such periodic and special reports as the Board reasonably may request. In compliance with the requirements of Rule 31a-3 under the Investment Company Act, Causeway hereby agrees that all records which it maintains for the Trust are the property of the Trust, agrees to preserve for the periods prescribed by Rule 31a-2 under the Investment Company Act any records which it maintains for the Trust and which are required to be maintained by Rule 31a-l under the Investment Company Act and further agrees to surrender promptly to the Trust any records which it maintains for the Trust upon request by the Trust.

      (d) The Trust hereby authorizes Causeway and any entity or person associated with Causeway which is a member of a national securities exchange to effect any transaction on such exchange for the account of any Series, which transaction is permitted by Section 11(a) of the 1934 Act and the rules thereunder, and the Trust hereby consents to the retention of compensation by Causeway or any person or entity associated with Causeway for such transaction.

      3. Further Duties. In all matters relating to the performance of this Agreement, Causeway will act in conformity with the Declaration of Trust, By-Laws, and Registration Statement of the Trust and with the instructions and directions of the Board and will comply with the requirements of the Investment Company Act, the rules thereunder, and all other applicable federal and state laws and regulations.

      4. Delegation of Causeway's Duties as Investment Adviser. With respect to any or all Series, Causeway may enter into one or more Agreements (each a "Sub-Advisory Agreement") with one or more sub-advisers in which Causeway delegates to such sub-advisers any or all of its duties specified in Paragraph 2 of this Agreement, provided that each Sub-Advisory Agreement imposes on the sub-adviser bound thereby all the corresponding duties and conditions to which Causeway is subject by Paragraph 2 of this Agreement and all the duties and conditions of paragraph 3 of this Agreement, and further provided that each Sub-Advisory Agreement meets all requirements of the Investment Company Act and rules thereunder. Furthermore, to the extent consistent with the regulations and orders of the Securities and Exchange Commission, the appointment and engagement of any sub-adviser and delegation to it of duties hereunder by Causeway shall be subject only to the approval of the Trust's Board.

      5. Services Not Exclusive. The services furnished by Causeway hereunder are not to be deemed exclusive and Causeway shall be free to furnish similar services to others so long as its services under this Agreement are not impaired thereby or unless otherwise agreed to by the


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parties hereunder in writing. Nothing in this Agreement shall limit or restrict the right of any member, Board members, officer or employee of Causeway, who may also be a trustee ("Board member"), officer or employee of the Trust, to engage in any other business or to devote his or her time and attention in part to the management or other aspects of any other business, whether of a similar nature or a dissimilar nature.

      6.    Expenses.

      (a) During the term of this Agreement, each Series will bear all expenses, not specifically assumed by Causeway, incurred in its operations and the offering of its shares.

      (b) Expenses borne by each Series will include but not be limited to the following (or each Series' proportionate share of the following): (i) the cost (including brokerage commissions) of securities purchased or sold by the Series and any losses incurred in connection therewith; (ii) fees payable to and expenses incurred on behalf of the Series by Causeway under this Agreement;
(iii) expenses of organizing the Trust and the Series; (iv) filing fees and expenses relating to the registrations and notification of the Series' shares and the Trust under federal and/or state securities laws and maintaining such registration and notification; (v) fees and salaries payable to the Trust's Board members and officers who are not interested persons of the Trust or Causeway; (vi) all expenses incurred in connection with the Board members' services, including travel expenses; (vii) taxes (including any income or franchise taxes) and governmental fees; (viii) costs of any liability, uncollectible items of deposit and other insurance and fidelity bonds; (ix) any costs, expenses or losses arising out of a liability of or claim for damages or other relief asserted against the Trust or Series for violation of any law; (x) legal, accounting and auditing expenses, including legal fees of special counsel for those Board members of the Trust who are not interested persons of the Trust; (xi) charges of administrators, custodians, transfer agents and other agents; (xii) costs of preparing share certificates; (xiii) expenses of setting in type and printing prospectuses and supplements thereto, statements of additional information and supplements thereto, reports and proxy materials for existing shareholders; (xiv) costs of mailing prospectuses and supplements thereto, statements of additional information and supplements thereto, reports and proxy materials to existing shareholders; (xv) any extraordinary expenses (including fees and disbursements of counsel, costs of actions, suits or proceedings to which the Trust is a party and the expenses the Trust may incur as a result of its legal obligation to provide indemnification to its officers, Board members, agents and shareholders) incurred by the Trust or Series; (xvi) fees, voluntary assessments and other expenses incurred in connection with membership in investment company organizations; (xvii) costs of mailing and tabulating proxies and costs of meetings of shareholders, the Board and any committees thereof; (xviii) the cost of investment company literature and other publications provided by the Trust to its Board members and officers; (xix) costs of mailing, stationery and communications equipment; (xx) expenses incident to any dividend, withdrawal or redemption options; (xxi) charges and expenses of any outside pricing service used to value portfolio securities;
(xxii) interest on borrowings of the Trust; and (xxiii) fees or expenses related to license agreements with respect to securities indices.

      (c) The Trust or a Series may pay directly any expenses incurred by it in its normal operations and, if any such payment is consented to by Causeway and acknowledged as otherwise payable by Causeway pursuant to this Agreement, the Series may reduce the fee


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payable to Causeway pursuant to Paragraph 7 thereof by such amount. To the extent that such deductions exceed the fee payable to Causeway on any monthly payment date, such excess shall be carried forward and deducted in the same manner from the fee payable on succeeding monthly payment dates.

      (d) Causeway will assume the cost of any compensation for services provided to the Trust received by the officers of the Trust and by those Board members who are interested persons of the Trust.

      (e) The payment or assumption by Causeway of any expenses of the Trust or a Series that Causeway is not required by this Agreement to pay or assume shall not obligate Causeway to pay or assume the same or any similar expense of the Trust or a Series on any subsequent occasion.

      7.    Compensation.

      (a) For the services provided and the expenses assumed pursuant to this Agreement, with respect to Causeway International Value Fund, the Trust will pay to Causeway a fee, computed daily and paid monthly, at an annual rate of 0.80% of average daily net assets of such Series.

      (b) For the services provided and the expenses assumed pursuant to this Agreement with respect to any other Series hereafter established, the Trust will pay to Causeway from the assets of such Series a fee in an amount to be agreed upon in a written fee agreement ("Fee Agreement") executed by the Trust on behalf of such Series and by Causeway. All such Fee Agreements shall provide that they are subject to all terms and conditions of this Agreement.

      (c) The fee shall be computed daily and paid monthly to Causeway on or before the first business day of the next succeeding calendar month.

      (d) If this Agreement becomes effective or terminates before the end of any month, the fee for the period from the effective day to the end of the month or from the beginning of such month to the date of termination, as the case may be, shall be prorated according to the proportion which such period bears to the full month in which such effectiveness or termination occurs.

      8. Limitation of Liability of Causeway. Causeway and its delegates, including any sub-adviser to any Series or the Trust, shall not be liable for any error of judgment or mistake of law or for any loss suffered by any Series, the Trust or any of its shareholders, in connection with the matters to which this Agreement relates, except to the extent that such a loss results from willful misfeasance, bad faith or gross negligence on its part in the performance of its duties or from reckless disregard by it of its obligations and duties under this Agreement. Any person, even though also an officer, Board member, member, employee, or agent of Causeway, who may be or become an officer, Board member, employee or agent of the Trust shall be deemed, when rendering services to any Series or the Trust or acting with respect to any business of such Series or the Trust, to be rendering such service to or acting solely for the Series or the Trust and not as an officer, Board member, member, employee, or agent or one under the control or direction of Causeway even though paid by it.


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      9.    Limitation of Liability of the Trust. Causeway acknowledges that it has received notice of and accepts the limitations upon the Trust's liability set forth in the Trust's Declaration of Trust. Causeway agrees that the Trust's obligations hereunder in any case shall be limited to the Trust and to its assets and that Causeway shall not seek satisfaction of any such obligation from the shareholders of the Trust nor from any officer, trustee, employee or agent of the Trust.

      10.   Duration and Termination.

      (a) This Agreement shall become effective upon the date hereabove written provided that, with respect to any Series, this Agreement shall not take effect unless it has first been approved (i) by a vote of a majority of those Board members of the Trust who are not parties to this Agreement or interested persons of any such party ("Independent Board Members") cast in person at a meeting called for the purpose of voting on such approval, and (ii) by vote of a majority of that Series' outstanding voting securities.

      (b) Unless sooner terminated as provided herein, this Agreement shall continue in effect for two years from the above written date. Thereafter, if not terminated, this Agreement shall continue automatically for successive periods of twelve months each, provided that such continuance is specifically approved at least annually (i) by a vote of a majority of the Independent Board Members of the Trust, cast in person at a meeting called for the purpose of voting on such approval, and (ii) by the Board or with respect to any given Series by vote of a majority of the outstanding voting securities of such Series.

      (c) Notwithstanding the foregoing, with respect to any Series this Agreement may be terminated at any time, without the payment of any penalty, by vote of the Board or by a vote of a majority of the outstanding voting securities of such Series on sixty days' written notice to Causeway or by Causeway at any time, without the payment of any penalty, on sixty days' written notice to the Trust. Termination of this Agreement with respect to any given Series shall in no way affect the continued validity of this Agreement or the performance thereunder with respect to any other Series. This Agreement will automatically terminate in the event of its assignment.

      11. Amendment of this Agreement. No provision of this Agreement may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the party against which enforcement of the change, waiver, discharge or termination is sought, and no amendment of this Agreement as to any given Series shall be effective until approved by vote of a majority of such Series' outstanding voting securities.

      12. Governing Law. This Agreement shall be construed in accordance with the laws of the State of California, without giving effect to the conflicts of laws principles thereof, and in accordance with the Investment Company Act, provided, however, that to the extent that the applicable laws of the State of California conflict with the applicable provisions of the Investment Company Act, the latter shall control.

      13. Miscellaneous. The captions in this Agreement are included for convenience of reference only and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect. If any provision of this Agreement shall be held or made invalid by a


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court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors. As used in this Agreement, the terms "majority of the outstanding voting securities," "affiliated person," "interested person," "assignment," "broker," "investment adviser," "national securities exchange," "net assets," "prospectus," "sale," "sell" and "security" shall have the same meanings as such terms have in the Investment Company Act, subject to such exemption as may be granted by the Securities and Exchange Commission by any rule, regulation or order. Where the effect of a requirement of the Investment Company Act reflected in any provision of this Agreement is relaxed by a rule, regulation or order of the Securities and Exchange Commission, whether of special or general application, such provision shall be deemed to incorporate the effect of such rule, regulation or order.

      IN WITNESS WHEREOF, the parties hereto have caused this instrument to be executed by their officers designated as of the day and year first above written.



                                         CAUSEWAY CAPITAL
                                         MANAGEMENT TRUST
Attest:
                                         By:   /s/ Turner Swan
By:   /s/ Gracie V. Fermelia                   ----------------------
      ----------------------                   Name: Turner Swan
      Name: Gracie V. Fermelia                 Title: President and Secretary
      Title: Assistant Secretary
                                         CAUSEWAY CAPITAL
                                         MANAGEMENT LLC
Attest:
                                         By:   /s/ Sarah H. Ketterer
By:   /s/ Gracie V. Fermelia                   ----------------------
      ----------------------             Name: Sarah H. Ketterer
      Name:  Gracie V. Fermelia                Title: Chief Executive Officer
      Title:  Assistant Secretary


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